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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  KINZAN, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                 52-2241606
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(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)

                      2111 PALOMAR AIRPORT ROAD, SUITE 250
                           CARLSBAD, CALIFORNIA 92009
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                    (Address of Principal Executive Offices)

If this form relates to the registration  If this form relates to the
of a class of securities pursuant to      registration of a class of securities
Section 12(b) of the Exchange Act         pursuant to Section 12(g) of the
and is effective pursuant to General      Exchange Act and  is effective
Instruction A.(c), please check the       pursuant to General Instruction A.(d),
following box. / /                        please check the  following box. /X/


Securities Act registration statement file number to which this form
relates:           333-35886
        --------------------------------
               (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                  Name of Each Exchange on Which
         to be Registered                    Each Class is to be Registered
-------------------------------------    ---------------------------------------
         NOT APPLICABLE                             NOT APPLICABLE

Securities to be registered pursuant to Section 12(g) of the Act:


                    COMMON STOCK, PAR VALUE $0.001 PER SHARE
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                                (Title of Class)


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ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The class of securities to be registered hereby is the common stock, par value $0.001 per share ("Common Stock"), of Kinzan, Inc., a company established under the laws of the State of Delaware (the "Company").

         The description of the Common Stock under the sections entitled "Description of Capital Stock" and "Shares Eligible for Future Sale" in the prospectus contained in the Registration Statement on Form S-1 (Registration Statement No. 333-35886) filed with the Securities and Exchange Commission (the "Commission") on April 28, 2000, as subsequently amended (the "Registration Statement"), is hereby incorporated by reference.

ITEM 2.           EXHIBITS.

         The following exhibits to this Registration Statement on Form 8-A are incorporated by reference to the documents specified which have been or will be filed with the Commission:

1. Certificate of Amendment of Certificate of Incorporation of the Company, incorporated herein by reference to Exhibit 3.2 to the Registration Statement.

2. Form of Amended and Restated Certificate of Incorporation of the Company to become effective simultaneously with the completion of the offering of shares of our Common Stock, incorporated herein by reference to Exhibit 3.4 to the Registration Statement.

3. Form of Amended and Restated Bylaws of the Company to become effective simultaneously with the completion of the offering of shares of our Common Stock, incorporated herein by reference to Exhibit 3.5 to the Registration Statement.

4. Form of Certificate for Common Stock, incorporated herein by reference to Exhibit 4.1 to the Registration Statement.

5. Second Amended and Restated Investors' Rights Agreement, incorporated herein by reference to Exhibit 4.2 to the Registration Statement.

6. Form of Warrant, incorporated herein by reference to Exhibit 4.3 to the Registration Statement.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  October 4, 2000                   KINZAN, INC.


                                      By:  /s/ JEFFREY P. HIGGINS
                                         ---------------------------------------
                                      Name:  Jeffrey P. Higgins
                                      Title:  Vice President and General Counsel








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